EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 15th day of August 2010 (the "Effective Date"), by and between Inksure Ltd., a company organized under the laws of the State of Israel (the "Company") and Dadi Avner (the "Employee").

WHEREAS, the Company desires to employ the Employee in the position of Controller (the "Employment Position") and the Employee desires to serve in such capacity on the terms and conditions hereinafter set forth herein; and

WHEREAS, the Employee represents that he or she has the requisite skill and knowledge to engage in the Employment Position and fulfill the duties and responsibilities set forth herein.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.   EMPLOYMENT

(a) The Company agrees to employ the Employee in the Employment Position, and the Employee agrees to be employed by the Company in the Employment Position, reporting to Tal Gilat (the "Supervising Officer"), on the terms and conditions hereinafter set forth. The Employee's duties and responsibilities shall be those duties and responsibilities customarily performed by an employee in the Employment Position.

(b) During the term of Employment hereunder, the Employee agrees to devote his or her total attention and time to the business and affairs of the Company as required to discharge the responsibilities assigned to the Employee hereunder. During the term of this Agreement, the Employee shall not be engaged in any other employment nor actively engaged in any other business activities, or in any other activities which may hinder the Employee's performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company.

(c) The Employee shall perform the Employee's duties diligently, conscientiously and in furtherance of the Company's best interests. In the event that the Employee shall discover that he or she has or might have any direct or indirect personal interest in any of the Company's business (other than arising from the Employee's holding of the Company's or its parent company's shares) or a conflict of interest with the duties required of the Employee by virtue of the Employee's employment with the Company, immediately upon such discovery the Employee shall so inform the Company in writing.

(d) The Employee's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Work Hours and Rest Law 1951, including any law amending or replacing such law, shall not apply to this Agreement. The parties hereto confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any industry custom or practice, or practice of the Company in respect of any of its other employees or contractors. The Employee agrees that the execution and delivery by the Employee of this Agreement and the fulfillment of the terms hereof (i) does not conflict with any agreement or undertaking by which the Employee is bound; and (ii) does not require the consent of any person or entity.

(e) The Employee acknowledges that the Company has adopted and will adopt in the future, policies, guidelines and procedures which will govern various work procedures, employee benefits and use of Company property (including the Company Car, vacation, sickness, and any other absence, if applicable). The Employee agrees to comply with these policies, guidelines and procedures, as shall be adopted and/or changed from time to time, at all times.


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     THE EMPLOYEE IS AWARE THAT THE COMPANY MAY SEEK FUNDING FROM TIME TO TIME
     FROM GOVERNMENTAL AUTHORITIES (SUCH AS THE CHIEF SCIENTIST). THE EMPLOYEE HEREBY UNDERTAKES TO TAKE ANY ACTION OR DUTY AND PROVIDE ANY REASONABLE REPORT NECESSARY TO COMPLY WITH THE CHIEF SCIENTIST REGULATIONS. SUCH DUTIES MAY INCLUDE, BUT NOT LIMITED TO, DAILY TRACKING OF WORKING HOURS PER PROJECTS EITHER BY OFF-LINE REPORT OR BY OTHER MEANS SUCH AS HRS (HOURLY REPORTING SYSTEM) AND/OR EMPLOYEE BADGE.

     THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT FROM TIME TO TIME HE MAY BE REQUIRED BY THE COMPANY TO TRAVEL AND STAY ABROAD AS PART OF HIS WORK WITH THE COMPANY

2.   BASE SALARY

(a) In consideration for the services provided by the Employee hereunder, the Company shall pay to the Employee a monthly base salary of 22,500_NIS (the "Base Salary"), during the term of this Agreement. All income and other taxes shall be deducted as required by law.

(b) The Base Salary shall be payable monthly in arrears, and shall be paid to the Employee in accordance with Company policy.

(c) In addition, since the Employee may, from time to time, work overtime hours and since the Company cannot keep specific track of all of the Employee's overtime hours, the Company shall pay to the Employee an additional monthly gross amount of 7,500 NIS paid for all of the Employee's overtime hours, as they may be from time to time (the "Global Overtime Payment"; the Base Salary together with the Global Overtime Payment, the "Salary"). The Global overtime Salary shall be payable monthly in arrears, and shall be paid to the Employee in accordance with Company policy.

     The Employee acknowledges and agrees that Employee's position with the Company is one that requires a special measure of personal trust as defined under the Work and Rest Hours Law, 5711-1951, and therefore, the provisions of such law shall not apply to the Employee. The Employee further acknowledges and agrees that his duties and responsibilities may entail irregular work hours and extensive traveling, for which he is adequately rewarded by the compensation provided for in this Agreement. Not withholding from the above, the Executive shall report his work hours as required by law.

(d) COMPANY CAR - The Employee may choose that the Company shall rent or lease him available car according to the Company's car policy, as shall be amended from time to time, and by deduction of such cost incurred to the Company from his salary. The Employee hereby agrees for such deduction.

3.   EMPLOYEE BENEFITS

     The Employee shall be entitled to the following benefits:

     (i) SICK LEAVE. The Employee shall be entitled to fully paid sick leave pursuant to the Sick Pay Law, 1976.

     (ii) VACATION. The Employee shall be entitled to paid vacation of up to 21 annual vacation days, in coordination with the Company. Up to 150% of one years' equivalent of vacation days may be accumulated (31.5 days in aggregate) and any vacation accumulated in excess thereof shall expire

     (iii) MONTHLY RECREATION ALLOWANCE ("DME'I HAVRA'A"). The Employee shall be entitled to annual recreation allowance, according to applicable law.


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     (v)  MANAGERS INSURANCE POLICY ("BITUACH MINAHALIM"). The Company shall effect a Manager's Insurance Policy in the name of the Employee, and shall pay a sum of up to 13.83% of the Salary towards such Policy, of which 8.33% will be on account of severance pay, 5% on account of pension fund payments and up to a further 2.5% on account of disability pension payments. The Company shall deduct 5% from the Salary to be paid on behalf of the Employee towards such Policy. The Employee may extend an existing policy or plan and incorporate it into the Policy at his discretion provided that such extension may not impose any incremental cost for the company To avoid any doubt it is explicitly stated that the payments of the Company for severance compensation to the managerial are done to cover and to insure the Company's future contingent liability to pay the Employee severance compensation, in case the Employee shall be entitled to receive such compensation according to applicable law. Employee's right to receive the amounts of compensation severance is subject to the Employee's legal right to receive such compensation (sections 16 and 17 to the Severance Compensation law). It is hereby agreed and understood that the amounts in the Managerial Insurance on account of the Company's contribution (i.e. 13.33% of each monthly gross salary) shall be in lieu and in full and final substation of any severance payment the Employee shall be or become entitled to under applicable Israeli law. This section is in accordance with Section 14 of the Severance Compensation Law, 1963 and the General Approval of the Labor Minister, dated June 30, 1998 issued in accordance with the said section 14, a copy of which is attached hereto as APPENDIX C.. The Employee hereby expressly agrees to the arrangement according to the said section 14 as specified in appendix C.

     (vi) FURTHER EDUCATION FUND ("KEREN HISHTALMUT"). The Company and the Employee shall maintain an advanced study fund (Keren Hishtalmut
          Fund). The Company shall contribute to such fund an amount equal to 7.5% of the Salary, and the Employee shall contribute to such fund an amount equal to 2.5% of the Salary provided however, that such company's contributed amounts will be limited to the maximum amount which is tax-exempted by the employee. The Employee hereby instructs the Company to transfer to such fund the amount of the Employee's and the Company's contribution from each monthly Salary payment. Upon termination of employment with the Company, for any reason whatsoever, the Company will remit to the Employee all the accumulated for his/her benefit in his/her study fund, excluding on circumstances mentioned in section 5 (a) (i) hereof, in which the Company's contribution to the study fund (principal + interest) shall be returned to the Company

     (vii) STOCK OPTIONS. The company will recommend to the board of directors to grant the employee the option to purchase 400,000 shares of the Company's share capital according and subject to the provisions of the company's ESOP and subject to the board approval, the shareholders approval, if required, and subject the employee's execution of the company's standard option agreement and its appendixes (the "Option"). For the avoidance of doubt, the Employee will not have any claim regarding the grant of the Option, if all the above conditions are not met. In the event that the Board of Directors and/or the shareholders will not approve the Option, the Supervising Officer will make its best effort, at his sole discretion to propose an alternate compensation. for the avoidance of any doubt, the above shall not constitute any obligation of the Company for such alternative compensation and/or continues of employment by the Company.

     (viii) Cellular Phone and Laptop. The Employee shall be granted the use of a Cellular Phone and Laptop (the "Equipment") in accordance with the Company's internal policies and procedures. The Company shall bear certain costs relating to the use and maintenance of the Equipment, excluding income tax imposed in connection therewith, if any. The Employee undertakes to use the Equipment (and any other company's materials made available to him) in accordance with Company's procedures and to protect it from theft or damage. Upon the termination of the employment whatsoever the reason, the Employee shall promptly return to the Company the Equipment (and any other company's materials made available to him).


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     (ix) Protection of Privacy. The Company may provide the Employee with a cellular phone, a computer, e-mail or any other property of the Company for communication needs during the Employee's work. The Employee undertakes to use the Company's equipment and facilities only for the purpose of his/her employment. The Employee acknowledges that all of the media is the property of the Company and agrees that the Company is entitled to conduct inspections within the Company's offices and on the Company's equipment and facilities, including inspections of e-mail transmissions, internet usage and inspections of their content at the Company's discretion. For the avoidance of any doubt, it is hereby clarified that all such examination findings shall be the Company's sole property. The Employee acknowledges that, in order to keep his/her privacy, It is recommended that he/she would avoid any personal use of the Company's equipment and facilities. By Signing this Agreement, The Employee grants the Company an irrevocable right to conduct inspections as aforesaid, including unannounced inspections.

4.   EXPENSES

     The Employee shall be entitled to receive prompt reimbursement of all expenses properly and necessarily incurred by the Employee in connection with the performance of the Employee's duties hereunder; PROVIDED, HOWEVER,
     (i) that such expenses have been previously approved in writing by the Supervising Officer; and (ii) that the Employee has submitted such receipts and other documents as may be required by, and has otherwise complied with the Company's expense policy in effect at such time.

5.   TERM AND TERMINATION

(a) The term of employment under this Agreement shall commence as of 15/8/2010 (the "Commencement Date"), and will continue indefinitely, unless terminated under any of the following circumstances and in accordance with this Section 5:

     (i) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement with no prior notice, at any time for Cause. For purposes of this Agreement, termination for "Cause" shall mean: (i) embezzlement of funds of the Company, or its parent company by the Employee; (ii) the Employee's conviction of any crime involving moral turpitude or dishonesty; (iii) a material breach of the Employee's fiduciary duties or duties of care to the Company; (iv) a material breach by the Employee of the material terms of this Agreement or of a material undertaking entered into by the Employee to the Company with respect to this Agreement, which was not cured within 15 days from written notice thereof; or (v) any other act or omission that would legally entitle the Company to dismiss the Employee without payment of severance pay in connection with such dismissal.

     (ii) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement, without Cause, upon no less than [1] months' prior written notice in the first year of employment and upon no less than [2] months prior written notice from the second year and on.

     (iii) TERMINATION BY THE EMPLOYEE. The Employee may terminate this Agreement upon no less than 1 months' prior written notice in the first year of employment and upon no less than 2 months prior written notice from the second year and on, provided that the Company may, at its option, shorten such notice period.

(b) During the period following notice of termination by any party for any reason, the Employee shall cooperate with the Company and use his or her best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities. At the option of the Company, the Employee shall during such period either continue with his or her duties or remain absent from the premises of the Company.

(c) If the employment of the Employee is terminated under Section 5(a) (i), then, unless the parties otherwise mutually agree in writing, in full satisfaction of the Company's obligations under this Agreement, the Employee shall only be entitled to: (A) earned but unpaid Salary provided for herein up to and including the effective date of termination, prorated on a daily basis;; (C) the portion of any Managers Insurance Policy that was contributed by the Employee, unless otherwise required by law; (D) the portion of any Further Education Fund that was contributed by the Employee, unless otherwise required by law; (E) a cash payment for all unredeemed vacation days, if any, up to the maximum number permitted by law;


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(d)  If the employment of the Employee is terminated under Section 5(a) (ii) or
     5 (a) (iii) above, the Employee shall be entitled to receive, in addition to the payments set forth in Section 5 (c) above, severance pay, if required by law, and the Managers Insurance Policy and the Further Education Fund shall be automatically assigned to the Employee, provided that the Company may, in case of termination by the Employee, (if legally permitted) require a waiver from the Employee of any claims against the Company and a confirmation by the Employee clarifying that the Employee has no rights in the intellectual property of the Company, in a form satisfactory to the Company, prior to the aforementioned transfers.

(e) In the event of any termination of this Agreement, whatever the reason, the Employee will promptly deliver to the Company all documents, data, records and other information pertaining to the Employee's employment or any Proprietary Information (as defined in Section 6) or Work Product (as defined in Section 7), and the Employee will not retain possession of any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to the Employee's employment or any Proprietary Information or Work Product.

6.   PROPRIETARY INFORMATION

(a) The Employee represents and warrants that he or she will keep the terms and conditions of this Agreement strictly confidential and will not disclose it nor provide a copy of it or any part thereof to any third party unless and to the extent required by applicable law.

(b) The Employee acknowledges and agrees that he or she will have access to confidential and proprietary information concerning the business and financial activities of the Company and information and technology regarding the Company's product research and development, including without limitation, the Company's banking, investments, investors, properties, employees, marketing plans, customers, trade secrets, and test results, processes, data and know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether documentary, written, oral or computer generated, shall be deemed to be and referred to as "Proprietary Information".

(c) Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company and irrespective of form, but excluding information that (i) was known to the Employee prior to his association with the Company and is not related to the business of the Company as currently conducted and proposed to be conducted, and can be so proven; (ii) shall have appeared in any printed publication or patent or shall have become a part of the public knowledge except as a result of a breach of an Agreement which the company is a party to; (iii) shall have been legitimately received by the Employee from a third party having no obligation to the Company, (iv) reflects general skills and experience gained during the Employee's engagement by the Company, or (v) reflects information and data generally known within the industries or trades in which the Company transacts business.

(d) The Employee agrees and declares that all Proprietary Information, patents and other rights in connection therewith shall be the sole property of the Company and its assigns. At all times, both during his or her engagement by the Company and after its termination, the Employee will keep in confidence and trust all Proprietary Information, and the Employee will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing the Employee's duties hereunder and in the best interests of the Company.

(e) The Employee recognizes that the Company received and will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times, both during the term of this Agreement and after its termination, the Employee undertakes to keep all such information in strict confidence and trust, and will not use or disclose any of such information without the prior written consent of the Company, except as may be necessary to perform the Employee's employment and consistent with the Company's agreement with such third party. Upon termination of his or her provision of employment, Employee shall act with respect to such information as set forth in Section 5(e).


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(f)  The Employee's undertakings in this Section 6 shall remain in full force and effect after termination of this Agreement or any renewal thereof.

7.   INVENTIONS

(a) The Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of his or her employment with the Company, the Employee is expected to make new contributions to, and create inventions of value for, the Company. The Employee agrees to share with the Company all the Employee's knowledge and experience, provided however that the Employee shall not disclose to the Company, or use for the advancement of the business of the Company, any information which the Employee has undertaken to third parties to keep confidential or in which third parties have any rights. The Employee acknowledges that all Work Product (as defined below) is "work made for hire", will be the sole and exclusive property of the Company and the Employee will not have any rights or title whatsoever thereto.

(b) The Employee hereby irrevocably transfers and assigns to the Company all of his or her rights, title and interest now and hereafter acquired in and to all Work Product (whether developed prior to the date hereof, or thereafter) and, when not otherwise assignable herein, agrees to assign in the future to the Company, all of his or her rights, title and interest in and to any and all such Work Product (and all proprietary rights with respect thereto), and further undertakes to execute all necessary documentation and take all further action as may be required in order to perform such assignment.

(c) The Employee hereby forever waives and agrees never to assert any rights of paternity or integrity, any right to claim authorship of any Work Product, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Work Product, whether or not such would be prejudicial to his or her honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, even after termination of his or her work on behalf of the Company.

(d) "Work Product" shall be deemed to include: any work of authorship, discovery, improvement, invention, design, graphic, source, HTML and other code, trade secret, technology, algorithm, computer program, audio, video or other files or content, idea, design, process, technique, know-how and data created, in whole or in part, by the Employee during the Employee's employment with the Company, or developed using equipment, supplies, facilities or trade secrets of the Company, or resulted from work performed by or for the Company, any of the foregoing to the extent that such technologies and/or information are directly or indirectly related to the field of business of the Company as currently conducted and/or as proposed to be conducted from time to time.

(e) The Employee agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company's Work Product in any and all countries. The Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Employee's obligations under this Section 7(e) will continue beyond the termination of this Agreement with the Company, provided that the Company will compensate the Employee at a reasonable rate after such termination for time or expenses actually spent by him or her at the Company's request on such assistance. The Employee hereby irrevocably appoints each of the Directors of the Company as his or her attorney-in-fact to execute documents on his or her behalf for this purpose.


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(f)  During the period of the Employee's employment with the Company, the
     Employee will promptly disclose to the Company fully and in writing all Work Product authored, conceived or reduced to practice by him or her, either alone or jointly with others.

(g) All trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Prior Inventions"), if any, patented or unpatented, which the Employee made prior to the commencement of the Employee's employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, a complete list of all Prior Inventions that the Employee has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of the Employee's employment with the Company, that the Employee considers to be his or her property or the property of third parties and that the Employee wishes to have excluded from the scope of this Agreement is included in the definition of Prior Inventions in EXHIBIT A hereto. If disclosure of any such Prior Invention would cause the Employee to violate any prior confidentiality agreement, the Employee shall only disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If no such disclosure is attached, the Employee represents that there are no Prior Inventions. If, in the course of the Employee's employment with the Company, the Employee incorporates a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, fully paid up, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub-licensees) to make, have made, modify, use, sell and commercialize such Prior Invention. Notwithstanding the foregoing, the Employee agrees that he or she will not incorporate, or permit to be incorporated, Prior Inventions in any inventions of the Company without the Company's prior written consent.

(h) To remove any doubt, it is hereby clarified that the stated in Section 7 above, applies also for the purpose of "Invention Due to Employment" (Amtza'at Sheirut) according to the meaning of this term in The Patents law of 1967 (hereinafter: "THE PATENTS LAW"), however, in any case, Invention Due to Employment will not be the employee's property (Section 132(b) of The Patents law will not bind sides to this agreement), unless the employer will approve otherwise in writing.

(i) The employee shall not be entitled for any payments nor other compensation, due to the rights stipulated in Sections 1.1-1.2 above and/or due to the commercial (or other) use in the rights or inventions mentioned above. This
     Section 1.3 will be considered for any purpose as "Contract" according to the meaning of this term in Section 134 of The Patents law. In other words, the employee is hereby agree that he will not be entitled for any compensation for Invention Due to Employment, and that he will not address in this matter to The Payment and Compensation Commission ("Hava'ada Leinianey pitzuim vetamlugim") by virtue of The Patents law.

(j) Despite of the above, it is hereby agreed that if the company will be forced, by any entity or authority, to pay the employee or whoever in his place, any compensation due to the rights stipulated above, this payment will be considered as the employees debt to the company, hence the company shall be entitled to offset and deduct this payment from any other sum that the employee is entitled to from the company according to this agreement (or according to other binding agreement between the employee and the company), including from the sum that the employee will be entitled to receive from the company as mentioned above.

8.   NON-COMPETITION; NON SOLICITATION

(a) The Employee agrees and undertakes that he or she will not, so long as he or she is employed by the Company and for a period of twelve months following termination thereof for whatever reason - become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities competing directly or indirectly with products or services then offered by the Company or in development or proposed to be developed, as owner, partner, joint venturer, shareholder, employee, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatever; provided, however, that the Employee may own securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of shares or securities of such company, so long as it has no active role in the publicly owned and traded company as director, employee, consultant or otherwise.


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(b)  The Employee agrees and undertakes that during the period of his or her employment with the Company and for a period of twelve months following termination, the Employee will neither solicit for employment nor employ any person employed by the Company on the date of such termination or during the preceding twelve months, including personally or in any business in which he or she is a shareholder, for any purpose or in any place, provided that the foregoing restriction shall not apply to employment: (1) following an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (2) upon an employee's initiative.

(c) If any one or more of the terms contained in this Section 8 shall, for any reason, be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

9. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt. The initial addresses of the parties for purposes of this Agreement shall be as follows:

     The Company:              Inksure Ltd.

                               Fax:
     The Employee:             Dadi Avner

10.  MISCELLANEOUS

(a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The Company may set-off from any payments to the Employee and sums owed by the Employee to the Company, subject to applicable law.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules with respect to conflicts-of-law.

(c) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.


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(e)  This Agreement shall be binding upon and shall inure to the benefit of the
     Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(f) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee.

(g) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN LIGHT OF NOTICE OF EMPLOYMENT LAW (EMPLOYMENT TERMS), 2002 AND THE REGULATIONS THEREOF, ATTACHED AS EXHIBIT B IS A NOTICE OF EMPLOYMENT TERMS OF THE EMPLOYEE.

IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.

INKSURE LTD.

By:    /s/ Tal Gilat                                    /s/ Dadi Avner
       -------------                                    --------------
Name:  Tal Gilat                                        EMPLOYEE
Title: President and CEO

                                    EXHIBIT A

                                PRIOR INVENTIONS

                                      NONE

                                    EXHIBIT B
                                     FORM 1
                                (Regulation 1(A))

                                                      Notice of Employment Terms

1.   Name of Employer: Inksure Ltd.
     Registration Number (Corporation):________________
     Address: _________________________________________________________

     Name of Employee: Dadi Avner
     I.D. Number: 025148354
     Address: Hamitnahalim 26 St., Ramar Hasharon

2.   Date of Commencement of Employment: August 15, 2010

     The Employment Agreement attached hereby is not for a limited period of time, and can be terminated according to its provisions.

3.   Principal Duties of the Employee are as follows:

     a. _______________________________________________________________

     b. _______________________________________________________________

     c. _______________________________________________________________

4.   Name of direct supervisor of the Employee or title of direct supervisor:
     ________

5.   The basis for payment of salary: monthly salary.

6. The total fixed payments that will be paid to the employee as salary (gross) in accordance with the salary basis is _____________. Details of all of the payments that will be made to the employee are as follows:

--------------------------------------------------------- ----------------------------------------
FIXED PAYMENTS                                            NON-FIXED PAYMENTS
--------------------------------------------------------- ----------------------------------------
TYPE OF PAYMENT            DATE OF PAYMENT                TYPE OF PAYMENT        DATE OF PAYMENT
-------------------------- ------------------------------ ---------------------- -----------------
Basic                      Salary Until the 9th of the
                           following month
-------------------------- ------------------------------ ---------------------- -----------------
GlobalOvertime Payment     Until the 9th of the
                           following month
-------------------------- ------------------------------ ---------------------- -----------------

-------------------------- ------------------------------ ---------------------- -----------------

7. Length of regular day of employment of the employee is no less than 9 hours / length of regular week of employment of the employee is no less than 43 hours.

8.   The employee's regular weekly rest day is: Saturday.

9.   Payments for social benefits to which the employee is entitled:

------------------- ------------------ --------------------- ------------------
                    RECEIVING ENTITY   PERCENTAGE OF         PERCENTAGE OF
                    AND NAME           ALLOCATION OF THE     ALLOCATION OF THE
TYPE OF PAYMENT     OF PROGRAM         EMPLOYEE              EMPLOYER
------------------- ------------------ --------------------- ------------------
Managers Insurance                     5%                    8.33%
                                                             5%
                                                             Up to 2.5%
------------------- ------------------ --------------------- ------------------
Education Fund                         2.5%                  7.5%
------------------- ------------------ --------------------- ------------------

This notice is not an employment agreement, but rather the employer's notice regarding the principal terms of employment; nothing contained in this notice derogates from any right to which the employee is entitled pursuant to any law, extension order, collective agreement or employment agreement.


Date: August 15, 2010               Signature of Employer: /s/ Dadi Avner

[TRANSLATION FROM HEBREW]

                                    EXHIBIT C

   General Certification of Employers' Payments to Pension Fund Insurance Fund
                    Inst Lieu of Severance Pay ("Section 14")
                                  (30/06/1998)

Pursuant to my authority under Section 14 of the Law of Severance Pay-1963 (the "Law"), I certify that the payments paid by an employer from the day of publication of this certification on behalf of his employee to a comprehensive pension to a trust fund, which is not an insurance fund, as such term is defined in the Income Tax Regulations (Rules for Approval and Management of Trust Funds)
- 1964 (a "Pension Fund"), or to managers' insurance or which includes an option for insurance fund (the "Insurance Fund"), including payments paid in combination to a Pension Fund and Insurance Fund ("Employers Payments"), will be paid in lieu of severance pay, which the employee in question is entitled to from wages paid in respect of the said period (the "Exempted Wage"), provided that the following exists:

(1) Employers Payment -

(A) To the Pension Fund is at least 14.33% of the Exempted Wage, or 12% of the Exempted Wage if the employer also pays severance pay to the severance pay fund or Insurance Fund in the name of the employee at a rate of 2.33% of the Exempted Wage. If the employer has not pain in addition to the 12%, the 2.33% as stated, he shall pay 72% of the severance payments of the employee instead; provided that,

(B) The Insurance Fund is not less than one of the following:

(1) 13.3% of the Exempted Wage, if the employer also pays for employee payments in addition to insure the latter's monthly income in case of loss of ability to work, pursuant to the plan approved by the Commissioner of Capital Markets Insurance and Savings at the Ministry of Finance, at the rate necessary to ensure 75% of the Exempted Wage at least, or rate of 2.5% of the Exempted Wage, according to whichever is lower ("Insurance Payment for Loss of Ability to Work");

(2) 11% of the Exempted Wage, if the employer paid the insurance fee in addition to the Insurance Payment for Loss of Ability to Work, in which case the employer will pay only for 72% of the employee's severance pay; If the employer in addition to those payments made completion payments to the severance pay fund or Insurance Fund in the name of the employee at a rate of 2.33% of the Exempted Wage, then the employer's payments will be in place of 100% of the severance pay for employee.

(2) Not later than three months into the implementation of employers payments, if a written agreement between employer and employee will be entered in which -

(A) the employee's consent to this arrangement in a form which lists the employer's payments as well as the Pension Fund and Insurance Fund, as applicable; the said agreement shall also include a version of this authorization.

(B) an employer's waiver in advance in which he relinquishes his the right for refund from the payments, unless the employee was denied the right to severance pay by virtue of a judgment pursuant Articles 16 or 17 of the Law, or because the employee withdrew money from the Pension Fund or Insurance Fund without entitling event. For the purposes f this section "entitling event " means death, disability, or retirement at age 60 or later.

(3) This approval does not derogate from the right of an employee to severance payments under the law, a collective bargaining agreement, an extension order or contract work, for wages above the Exempted Wage.

INKSURE LTD.

By: /s/ Tal Gilat

Name: Tal Gilat

Title: President and CEO             EMPLOYEE /s/ Dadi Avner